As filed with the Securities and Exchange Commission on March 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	62-1443555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employee Identification Number)

209 10th Avenue South, Suite 450

Nashville, Tennessee 37203

(615) 301-3100

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Robert A. Frist, Jr.

President, Chief Executive Officer and Chairman

HealthStream, Inc.

209 10th Avenue South, Suite 450

Nashville, Tennessee 37203

(615) 301-3100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

J. Page Davidson

Kevin H. Douglas

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, no par value (3)

(1)	We will determine these amounts from time to time in connection with issuances of common stock registered under this registration statement.
(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee and will pay the registration fee subsequently in advance or on a “pay-as-you-go basis.”

(3)	An indeterminate aggregate initial offering price or number of shares of common stock is being registered as may from time to time be offered at indeterminate prices.

PROSPECTUS

HEALTHSTREAM, INC.

Common Stock

HealthStream, Inc. and/or selling shareholders to be named in a prospectus supplement may offer and sell, from time to time, in one or more offerings shares of its common stock, no par value per share, which we refer to as common stock or securities.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference before you invest.

These securities may be offered and sold directly by us, or by any selling shareholder to be identified in any accompanying prospectus supplement to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling shareholders. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

HealthStream, Inc. common stock is listed on the Nasdaq Global Select Market under the symbol “HSTM.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus. You should also consider the risk factors described in the accompanying prospectus supplement and the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 8, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing the SEC’s “shelf” registration rules. Under the shelf registration rules, we and/or one or more selling shareholders may, from time to time, sell in one or more offerings, any of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we, or a selling shareholder, may sell. Each time we, or selling shareholders, sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read, this prospectus, the applicable prospectus supplement and the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporation by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospectus may have changed since that date.

In this prospectus “we,” “us,” “our” and the “Company” refer to HealthStream, Inc., a Tennessee corporation.

RISK FACTORS

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors set forth in our most recent Annual Report on Form 10-K, our other Exchange Act filings and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. Please also refer to the section entitled “Forward-Looking Statements” herein.

FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference) contains, and any accompanying prospectus supplement may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements include discussions regarding the Company’s operating strategy, strategic plan, industry and economic conditions, financial condition, liquidity and capital resources, and results of operations. You can identify these statements by forward-looking words such as “expects,” “anticipates,” “intends,” “believes,” “may,” “will,” “should,” “continue” and similar language or the negative of such terms or other comparable terminology, though not all forward-looking statements may contain these types of words. Although we believe that the plans, objectives, expectations and prospects reflected in or suggested by our forward-looking statements are reasonable, those statements involve uncertainties and risks, and we cannot assure you that our plans, objectives, expectations and prospects will be achieved. Our actual results could differ materially from the results anticipated by the forward-looking statements as a result of many known and unknown factors, including, but not limited to, those contained in “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. The Company does not undertake any obligation to update or to release publicly any revisions to forward-looking statements contained in this prospectus or any accompanying prospectus supplement to reflect events or circumstances occurring after the date of this prospectus or any accompanying prospectus supplement or to reflect the occurrence of changed assumptions, unanticipated events or actual operating results.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the public reference room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.healthstream.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any accompanying prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that the offering of the securities by means of this prospectus is terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on February 25, 2019;

•	our Current Reports on Form 8-K filed on October 22, 2018 (as amended by Form 8-K/A filed on February 26, 2019), January 2, 2019, and January 10, 2019;

•

The description of our common stock, no par value per share, contained in our Registration Statement on Form 8-A filed with the SEC on October 18, 1999, including all amendments and reports filed for purposes of updating such description.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

HealthStream, Inc.,

209 10th Avenue South, Suite 450

Nashville, TN 37203

Attn: Investor Relations Department

(615) 301-3100

You may also obtain a copy of these filings from the investor relations section of our Internet web site at http://www.healthstream.com. Please note, however, that the information on our Internet web site, other than the documents listed or described above, is not intended to be incorporated by reference into this prospectus and should not be considered a part of this prospectus.

OUR COMPANY

The Company provides workforce and provider solutions for healthcare organizations—all designed to support the people that deliver patient care, which in turn, supports the improvement of business and clinical outcomes. Delivered primarily as Software-as-a-Service (SaaS), our solutions focus on some of the most significant challenges facing the healthcare workforce and healthcare organizations today, including the need to effectively manage, retain, engage, and develop healthcare workforce talent; meet rigorous compliance requirements; and efficiently manage ongoing medical staff credentialing and privileging processes.

Headquartered in Nashville, Tennessee, we were incorporated in 1990 and began providing our SaaS-based workforce solutions in 1999 and our provider solutions in 2012.

Our principal executive offices are located at 209 10th Avenue South, Suite 450, Nashville, Tennessee, 37203, and our telephone number at these offices is (615) 301-3100. Our Internet web site is www.healthstream.com. Please note that our website is provided as an inactive textual reference and the information on our website is not incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer our common shares, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include potential acquisitions, capital expenditures and investments. Pending the application of the net proceeds, except to the extent otherwise provided in the accompanying prospectus supplement, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any of the proceeds from sales of securities by selling shareholders.

DESCRIPTION OF COMMON STOCK

The following is a description of our common stock and certain provisions of our Fourth Amended and Restated Charter and Second Amended and Restated Bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our Fourth Amended and Restated Charter and Second Amended and Restated Bylaws, copies of which have been filed with the SEC and are also available upon request from us. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

Overview

The authorized capital stock of the Company consists of 75 million shares of common stock, no par value. As of February 21, 2019, 32,329,409 shares of the Company’s common stock were outstanding. The Company is authorized to issue up to 10 million shares of preferred stock, no par value, in one or more series, having the relative voting powers, designations, preferences, rights and qualifications, limitations or restrictions, and other terms as the Board of Directors may fix in providing for the issuance of such series, without any vote or action of the shareholders.

The outstanding shares of the Company’s common stock are fully paid and nonassessable. Holders of the Company’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of the Company’s common stock do not have pre-emptive rights and are not entitled to cumulative voting rights with respect to the election of directors. The Company’s common stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions with respect to the common stock. Holders of the Company’s common stock are entitled to, in the event of liquidation, share ratably in all assets remaining after payment of liabilities.

Election of Directors

The Company’s Fourth Amended and Restated Charter and Second Amended and Restated Bylaws provide that the Company’s Board of Directors is to be divided into three classes as nearly equal in number as possible. Directors are elected by classes to three-year terms, so that approximately one-third of the directors of the Company are elected at each annual meeting of the shareholders. In addition, HealthStream’s Second Amended and Restated Bylaws provide that the power to increase or decrease the number of directors and to fill vacancies is vested in the Company’s Board of Directors. The overall effect of these provisions may be to prevent a person or entity from seeking to acquire control of the Company through an increase in the number of directors on the Company’s Board of Directors and the election of designated nominees to fill newly created vacancies.

Dividends

Holders of HealthStream’s common stock are entitled to receive dividends when, as and if declared by HealthStream’s Board of Directors out of funds legally available for dividends.

Supermajority Vote

HealthStream’s Fourth Amended and Restated Charter provides that the affirmative vote of at least two-thirds of the voting power of the outstanding shares of our capital stock outstanding and entitled to vote at an election of directors is required to amend or repeal, or to adopt any provision inconsistent with, certain provisions of the Company’s Fourth Amended and Restated Charter.

Anti-Takeover Statutes

Tennessee Business Combination Act

The Tennessee Business Combination Act provides that an interested shareholder (defined as a person owning, either directly or indirectly, 10% or more of the voting securities in a Tennessee corporation) cannot engage in a business combination with that corporation unless the transaction takes place at least five years after the interested shareholder first becomes an interested shareholder, and unless either the transaction (a) is approved by at least two-thirds of the shares of the corporation not beneficially owned by an interested shareholder and the affiliates and associates of such interested shareholder or (b) satisfies certain fairness conditions specified in the Tennessee Business Combination Act relating to the price to be paid to the non-interested shareholders in such transaction.

These provisions apply to Tennessee corporations unless one of two events occurs. A business combination with an entity can proceed without the five-year moratorium if the business combination or transaction resulting in the shareholder becoming an interested shareholder is approved by the target corporation’s board of directors before that entity becomes an interested shareholder. Alternatively, the corporation may enact an amendment to its charter or bylaws to remove itself entirely from the Tennessee Business Combination Act. This amendment must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote and may not take effect for at least two years after the vote.

Our Fourth Amended and Restated Charter has not adopted such a provision, and, therefore, we are subject to the Tennessee Business Combination Act.

Tennessee Control Share Acquisition Act

The Tennessee Control Share Acquisition Act takes away the voting rights of a purchaser’s shares any time an acquisition of shares in a Tennessee corporation brings the purchaser’s voting power to 20%, 33-1/3%, or more than 50% of all voting power in such corporation. The purchaser’s voting rights can be maintained or re-established only by a majority vote of all the shares entitled to vote generally with respect to the election of directors other than those shares owned by the acquirer and the officers and inside directors of the corporation.

The Tennessee Control Share Acquisition Act applies only to a corporation that has adopted a provision in its charter or bylaws declaring that the Tennessee Control Share Acquisition Act will apply.

Our Fourth Amended and Restated Charter has not adopted such a provision, and, therefore, we are not subject to the Tennessee Control Share Acquisition Act.

Tennessee Greenmail Act

The Tennessee Greenmail Act prohibits a Tennessee corporation whose stock is registered or traded on a national securities exchange or registered with the SEC, from purchasing, directly or indirectly, any of its shares at a price above the market value of the shares from any person who holds more than 3% of the class of securities to be purchased if such person has held the shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by the corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of the class. Under the Tennessee Greenmail Act, the market value of the shares is defined as the average of the highest and lowest closing market price for the shares during the 30 trading days preceding the purchase and sale or preceding the commencement or announcement of a tender offer if the seller of the shares has commenced a tender offer or announced an intention to seek control of the corporation.

Our common stock is traded on the Nasdaq Global Select Market and, therefore, is subject to the Tennessee Greenmail Act.

Tennessee Investor Protection Act

The Tennessee Investor Protection Act applies to tender offers directed at corporations, such as the Company, that have “substantial assets” in Tennessee and that are either incorporated in or have a principal office in Tennessee. Pursuant to the Investor Protection Act, an offeror making a tender offer for an offeree company who beneficially owns 5% or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed tender offer, is required to file a registration statement with the Commissioner of Commerce and Insurance. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information concerning the takeover offer and may call for hearings. The Investor Protection Act does not apply to an offer that the offeree company’s board of directors recommends to shareholders.

In addition to requiring the offeror to file a registration statement with the Commissioner, the Investor Protection Act requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. The Investor Protection Act prohibits fraudulent, deceptive, or manipulative acts or practices by either side and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company or any of their respective affiliates has engaged in or is about to engage in a violation of the Investor Protection Act. Upon proper showing, the chancery court may grant injunctive relief. The Investor Protection Act further provides civil and criminal penalties for violations.

Indemnification

The Company’s Fourth Amended and Restated Charter provides that, to the fullest extent permitted by the Tennessee Business Corporation Act, or TBCA, a director will not be liable to the Company or its shareholders for monetary damages for breach of his or her fiduciary duty as a director. Under the TBCA, directors have a fiduciary duty which is not eliminated by this provision in the Company’s Fourth Amended and Restated Charter. In some circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the TBCA:

•	for any breach of the director’s duty of loyalty to the Company or its shareholders; or

•	for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involved intentional misconduct or knowing violations of law;

•

in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director; and

•	for payment of distributions that are prohibited by the TBCA.

The TBCA provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if the director or officer acted in good faith or reasonably believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation’s best interests. In all other civil cases, a corporation must indemnify a director or officer who reasonably believed that his or her conduct was not opposed to the best interests of the corporation. In connection with any criminal proceedings, a corporation may indemnify any director or officer who had no reasonable cause to believe that his or her conduct was unlawful.

In actions brought by or in the right of the corporation, however, the TBCA does not allow indemnification if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification of a director or officer if the director or officer is adjudged liable in a proceeding because a personal benefit was improperly received.

Under the Company’s Fourth Amended and Restated Charter, in cases when the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding brought because of his or her status as a director or officer of a corporation, the corporation must indemnify the director or officer against all expense, liability, and loss incurred in the proceeding. Also, the TBCA provides that a court may order a corporation to indemnify a director or officer for reasonable expenses if the court determines that the individual is entitled to mandatory indemnification, or, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, whether or not the individual acted in good faith or reasonably believed his or her conduct was in the corporation’s best interest.

The Company’s Second Amended and Restated Bylaws provide that the Company shall indemnify and advance expenses to its directors and officers to the fullest extent permitted by the TBCA. The Company also maintains insurance to protect any director or officer against any liability and has entered into indemnification agreements with its directors to create a contractual obligation to indemnify its directors. These agreements, among other things, indemnify the Company’s directors for some expenses, judgments and fines and amounts paid in settlement, actually and reasonably incurred by any of these persons in any threatened, pending or completed action, suit proceeding or arbitration or any inquiry, hearing or investigation arising out of the person’s services as the Company’s director.

Transfer Agent

ComputerShare Trust Company, N.A., serves as the registrar and transfer agent for our common stock.

PLAN OF DISTRIBUTION

General

We and/or one or more selling shareholders may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

A prospectus supplement relating to a particular offering of securities will include the following information, as applicable:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the names of any selling shareholders;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any other information necessary to satisfy the requirements of Item 508 of Regulation S-K

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriting Compensation

We and/or one or more selling shareholders may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us, selling shareholders or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If we and/or a selling shareholder uses an underwriter or underwriters in the sale of particular securities, we and/or any selling shareholder will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions received by them and any profit realized by them on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

We and any selling shareholder may enter agreements under which underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us and any selling shareholder against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

Underwriters, dealers and agents who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us and selling shareholders from time to time in the ordinary course of business.

Delayed Delivery Contracts

We and any selling shareholder may authorize underwriters or other persons acting as our and any selling shareholder’s agent to solicit offers by institutions to purchase securities from us and any selling shareholder pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we and any selling shareholder must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of HealthStream, Inc. appearing in HealthStream, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of HealthStream, Inc.’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses, to be paid by the registrant, of the issuance and distribution of the securities being registered hereby:

Amount To be Paid
SEC registration fee	$(1)
Printing expenses	$(2)
Transfer Agent Fees	$(2)
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Miscellaneous expenses	$(2)
Total	$(2)

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.

(2)

As the amount of securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The Company’s Fourth Amended and Restated Charter provides that, to the fullest extent permitted by the TBCA, a director will not be liable to the Company or its shareholders for monetary damages for breach of his or her fiduciary duty as a director. Under the TBCA, directors have a fiduciary duty which is not eliminated by this provision in the Company’s Fourth Amended and Restated Charter. In some circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the TBCA:

•	for any breach of the director’s duty of loyalty to the Company or its shareholders;

•	for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involved intentional misconduct or knowing violations of law;

•

in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director; and

•	for payment of distributions that are prohibited by the TBCA.

The TBCA provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if the director or officer acted in good faith or reasonably believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation’s best interests. In all other civil cases, a corporation must indemnify a director or officer who reasonably believed that his or her conduct was not opposed to the best interests of the corporation. In connection with any criminal proceedings, a corporation may indemnify any director or officer who had no reasonable cause to believe that his or her conduct was unlawful.

In actions brought by or in the right of the corporation, however, the TBCA does not allow indemnification if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification of a director or officer if the director or officer is adjudged liable in a proceeding because a personal benefit was improperly received.

Under the Company’s Fourth Amended and Restated Charter, in cases when the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding brought because of his or her status as a director or officer of a corporation, the corporation must indemnify the director or officer against all expense, liability, and loss incurred in the proceeding. Also, the TBCA provides that a court may order a corporation to indemnify a director or officer for reasonable expenses if the court determines that the individual is entitled to mandatory indemnification, or, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, whether or not the individual acted in good faith or reasonably believed his or her conduct was in the corporation’s best interest.

The Company’s Second Amended and Restated Bylaws provide that the Company shall indemnify and advance expenses to its directors and officers to the fullest extent permitted by the TBCA. The Company also maintains insurance to protect any director or officer against any liability and has entered into indemnification agreements with its directors to create a contractual obligation to indemnify its directors. These agreements, among other things, indemnify the Company’s directors for some expenses, judgments and fines and amounts paid in settlement, actually and reasonably incurred by any of these persons in any threatened, pending or completed action, suit proceeding or arbitration or any inquiry, hearing or investigation arising out of the person’s services as the Company’s director.

Item 16. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1 (1)	Fourth Amended and Restated Charter of HealthStream, Inc.

4.2 (2)	Second Amended and Restated Bylaws of HealthStream, Inc.

4.3 (1)	Form of certificate representing the common stock, no par value per share, of HealthStream, Inc.

5.1**	Opinion of Bass, Berry & Sims PLC

23.1**	Consent of Ernst & Young LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1 filed herewith)

24.1	Powers of Attorney (included on the signature pages of this registration statement)

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-88939).

(2)	Incorporated by reference from exhibit filed on our Current Report on Form 8-K, dated October 23, 2015.

*	To be filed as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein or to a post-effective amendment hereto, if applicable.

**	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on March 8, 2019.

HEALTHSTREAM, INC. (Registrant)

By:	/s/ Robert A. Frist, Jr.
Robert A. Frist, Jr.
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert A. Frist, Jr. and Michael M. Collier and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert A. Frist, Jr. Robert A. Frist, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 8, 2019

/s/ Scott A. Roberts Scott A. Roberts	Interim Chief Financial Officer and Vice President, Accounting and Finance (Principal Financial Officer and Principal Accounting Officer)	March 8, 2019

/s/ Thompson S. Dent Thompson S. Dent	Director	March 8, 2019

/s/ Frank E. Gordon Frank E. Gordon	Director	March 8, 2019

/s/ C. Martin Harris C. Martin Harris	Director	March 8, 2019

/s/ Jeffrey L. McLaren Jeffrey L. McLaren	Director	March 8, 2019

/s/ Dale W. Polley Dale W. Polley	Director	March 8, 2019

/s/ Linda Rebrovick Linda Rebrovick	Director	March 8, 2019

/s/ Michael Shmerling Michael Shmerling	Director	March 8, 2019

/s/ William W. Stead William W. Stead	Director	March 8, 2019

/s/ Deborah Taylor Tate Deborah Taylor Tate	Director	March 8, 2019